As filed with the Securities and Exchange Commission on November 9, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Silver Bull Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	91-1766677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610
Vancouver, B.C. V7Y 1K4
(Address of Principal Executive Offices)

2010 Stock Option and Stock Bonus Plan, as amended
(Full title of the plan)

Sean Fallis
Chief Financial Officer
Silver Bull Resources, Inc.
777 Dunsmuir Street, Suite 1610
Vancouver, B.C. V7Y 1K4
Telephone: 604-687-5800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to: Brian Boonstra Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: 303-892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do no check if a smaller reporting company)	Smaller Reporting Company	☒
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	2,136,500	$0.09	$192,285	$23.94

(1)
 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any securities that may be offered or issued pursuant to the Silver Bull Resources, Inc. (the “Company”) 2010 Stock Option and Stock Bonus Plan, as amended (the “Plan”), as a result of adjustments for stock dividends, stock splits, and similar changes.

(2)
 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.  The calculation of the registration fee is based upon a per share price of $0.09, which was the average of the bid and asked price of the Company’s common stock on November 2, 2017 as reported for such date on the OTCQB Venture Marketplace.

Explanatory Note
This Registration Statement on Form S‑8 is filed pursuant to General Instruction E to Form S‑8 for the purpose of registering an additional 2,136,500 shares of common stock, par value $0.01 per share, of the Company, which may be issued pursuant to awards under the Plan.  In accordance with General Instruction E to Form S‑8, the Company incorporates herein by reference the contents of the registration statement on Form S‑8 filed by the Company with respect to the Plan on January 14, 2011 (Registration No. 333-171723), the Form S‑8 filed by the Company with respect to the Plan on March 15, 2012 (Registration No. 333-180142), and the Form S‑8 filed by the Company with respect to the Plan on October 24, 2016 (Registration No. 333-214229), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.
As used in this Registration Statement, the term “Company” or “registrant” refers to Silver Bull Resources, Inc. and its subsidiaries.
PART I
As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S‑8.  The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act.  Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Plan that meets the requirements of Section 10(a) of the Securities Act.
PART II
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:
(a) The Company’s Annual Report on Form 10‑K for the fiscal year ended October 31, 2016 filed with the Commission on January 19, 2017;
(b) The Company’s Quarterly Reports on Form 10‑Q for the fiscal quarters ended January 31, 2017, April 30, 2017 and July 31, 2017 filed with the Commission on March 16, 2017, June 13, 2017 and September 13, 2017, respectively;
(c) The Company’s Current Reports on Form 8‑K as filed with the Commission on April 20, 2017 and July 12, 2017; and
(d) The description of the Company’s common stock contained in our registration statement on Form 10‑SB (File No. 000‑27667) filed with the Commission on October 15, 1999 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5.    Interests of Named Persons and Counsel.
Davis Graham & Stubbs LLP has opined to the legality of the securities being registered pursuant to this Registration Statement.
Item 8.    Exhibits.
Exhibit No.	Description of Exhibit
4.1+	2010 Stock Option and Stock Bonus Plan, as amended (incorporated by reference to Exhibit 10.3 of the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Smythe LLP
23.3	Consent of Hein & Associates LLP
23.4	Consent of Tuun Consulting Inc.
23.5	Consent of AKF Mining Services Inc.
24.1	Powers of Attorney (included on signature page of this Registration Statement)

+ Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on November 9, 2017.
SILVER BULL RESOURCES, INC.

By:	/s/ Timothy Barry
Name:	Timothy Barry
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Timothy Barry and Sean Fallis, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S‑8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Timothy Barry	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2017
Timothy Barry

/s/ Sean Fallis	Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2017
Sean Fallis

/s/ Brian Edgar	Chairman and Director	November 9, 2017
Brian Edgar

/s/ Daniel Kunz	Director	November 9, 2017
Daniel Kunz

/s/ John McClintock	Director	November 9, 2017
John McClintock

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
4.1+	2010 Stock Option and Stock Bonus Plan, as amended (incorporated by reference to Exhibit 10.3 of the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Smythe LLP
23.3	Consent of Hein & Associates LLP
23.4	Consent of Tuun Consulting Inc.
23.5	Consent of AKF Mining Services Inc.
24.1	Powers of Attorney (included on signature page of this Registration Statement)

+ Indicates a management contract or compensatory plan, contract or arrangement.
4